UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 16, 2014

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Effective December 16, 2014, Global Healthcare REIT, Inc. (the “Company”) entered into four (4) Purchase and Sale Agreements (each a “PSA”) pursuant to which it has the right to acquire, through wholly-owned subsidiaries formed for that purpose, four additional skilled nursing facilities, all located in the State of Texas.  The consummation of each PSA is subject to numerous conditions customary to transactions of this nature, including the completion of satisfactory due diligence by the Company during a due diligence period which expires 45 days following the execution of each PSA.  Subject to the satisfaction, or waiver by the Company, of those conditions, three of the PSA’s are scheduled to be consummated on or before January 31, 2015, and the fourth, Mountain View, will close upon the approval of the Company’s assumption of an existing HUD mortgage on the facility.

Longview PSA

The Company has the right to acquire the Heritage at Longview Healthcare Center, with 150 licensed beds, located at 112 Ruthlynn Drive, Longview, Texas.  The facility will be acquired from 112 Ruthlynn Drive, LLC, as Seller, for a purchase price of $6,585,336. Longview will be operated under a triple-net operating lease to a regional professional skilled nursing home operator.

Mountain View

The Company has the right to acquire the Mountain View Healthcare, with 187 licensed beds, located at 1600 Murchison Road, El Paso, Texas.  The facility will be acquired from 1600 Murchison, LLC, as Seller, for a purchase price of $8,209,719.  Mountain View will be operated under a triple-net operating lease to a regional professional skilled nursing home operator.

Corpus Christi

The Company has the right to acquire the Harbor View Care Center, with 114 licensed beds, located at 1310-1314 Third Street, Corpus Christi, Texas.  The facility will be acquired from 1310 Third Street, LLC, as Seller, for a purchase price of $5,004,977.64. Harbor View will be operated under a triple-net operating lease to a regional professional skilled nursing home operator.

Grand Prairie

The Company has the right to acquire the Grand Prairie Healthcare Center, with 164 licensed beds, located at 820 Small Street, Grand Prairie, Texas.  The facility will be acquired from 820 Small Street, as Seller, for a purchase price of $7,199,967.36. Harbor View will be operated under a triple-net operating lease to a regional professional skilled nursing home operator.

ITEM 7.01	REGULATION FD DISCLOSURE
ITEM 8.01	OTHER EVENTS

On December 16, 2014, Global Healthcare REIT, Inc., a Utah corporation (the “Company”) announced that effective December 16, 2014, the Company executed four Purchase and Sale Agreements to acquire four healthcare facilities in Texas with a total of 615 beds. The aggregate purchase price for the four facilities, which are located in Longview, El Paso, Corpus Christi and Grand Prairie, Texas, is $27 million. A copy of the press release is attached hereto.

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)

Financial Statements

None.

(b)

Pro Forma Financial Information

None

(c)

Exhibits

10.1 10.2 10.3 10.4

Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 112 Ruthlynn Drive, LLC.

Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 1600 Murchison, LLC.

Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 1310 Third Street, LLC.

Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 820 Small Street, LLC.

99.1	Press Release dated December 16, 2014

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: December 16, 2014	___/s/ Christopher Brogdon______________ Christopher Brogdon, President